                                                                EXHIBIT 99(D)(4)


             THE KOREAN INVESTMENT FUND, INC. RIGHTS OFFERING

                    BENEFICIAL OWNER LISTING CERTIFICATION

  The undersigned, a bank, broker or other nominee holder of Rights ("Rights") to purchase shares of Common Stock, $.01 par value ("Common Stock"), of The Korean Investment Fund, Inc. (the "Fund") pursuant to the Rights Offering (the "Offer") described and provided for in the Fund's Prospectus dated September 19, 1995 (the "Prospectus"), hereby certifies to the Fund and to State Street Bank and Trust Company, as Subscription Agent for such Offer, that for each numbered line filled in below, the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line pursuant to the Primary Subscription (as defined in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of additional shares of Common Stock pursuant to the Over-Subscription Privilege (as defined in the Prospectus), in the amount set forth in the third column of such line.

                                                                 NUMBER OF SHARES
   NUMBER OF RECORD DATE      NUMBER OF RIGHTS EXERCISED     REQUESTED PURSUANT TO THE
        SHARES OWNED       PURSUANT TO PRIMARY SUBSCRIPTION OVER-SUBSCRIPTION PRIVILEGE
    1)__________________        _____________________         ______________________
    2)__________________        _____________________         ______________________
    3)__________________        _____________________         ______________________
    4)__________________        _____________________         ______________________
    5)__________________        _____________________         ______________________
    6)__________________        _____________________         ______________________
    7)__________________        _____________________         ______________________
    8)__________________        _____________________         ______________________
    9)__________________        _____________________         ______________________
   10)__________________        _____________________         ______________________

______________________________________________
            Name of Nominee Holder

By: __________________________________________

 Name: ______________________________________

 Title: _____________________________________

Dated: _________ , 1995

Provide the following information, if applicable:

______________________________________________  Name of Broker: _______________
Depository Trust Corporation ("DTC")
Participant Number


______________________________________________  Address: ______________________
DTC Primary Subscription Confirmation Number(s)